UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2025

BioSig Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38659	26-4333375
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 745
Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(203) 409-5444

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Finders Agreements

As previously disclosed, on May 23, 2025, BioSig Technologies, Inc., a Delaware corporation (the “Company”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Streamex Exchange Corporation, a company organized under the laws of the Province of British Columbia (“Streamex”), BST Sub ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“ExchangeCo”), 1540875 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Company (“Callco”), each shareholder of Streamex (each, a “Shareholder” and, collectively, the “Shareholders”), and 1540873 B.C. Ltd., a company organized under the laws of the Province of British Columbia, as trustee (the “Trustee”) of the trust formed pursuant to the exchange rights agreement to be entered into between the Company, ExchangeCo, CallCo, and the Trustee (the “Exchange Rights Agreement”).

In connection with the transactions contemplated by the Exchange Rights Agreement, on May 27, 2025, the Company and Streamex entered into agreements (the “Finder Agreements”) with each of three different finders (each, a “Finder”). Pursuant to the Finder Agreements, as compensation for the Finders’ introductions of Streamex to Company management, the Company agreed to issue to the Finders shares of its common stock no later than two business days following shareholder approval of certain matters set out in the Share Purchase Agreement (the “Parent Stockholder Matters”), representing an aggregate of 3.75% of its outstanding shares immediately prior to the closing of the transactions contemplated by the Share Purchase Agreement (the “Closing”). The Finder Agreements expressly disclaim any participation by a Finder in the negotiation, structuring, advisory, or securities-related services in connection with the Share Purchase Agreement.

The foregoing description of the Finders Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Finders Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to Share Purchase Agreement

Also on May 27, 2025, the Company entered into the First Amendment to the Share Purchase Agreement (the “Amendment”) with Streamex, BST Sub ULC, ExchangeCo and CallCo. The Amendment revised the Share Purchase Agreement to clarify that ExchangeCo shall issue 2.046862 of its exchangeable shares (the “Exchangeable Shares”) to the Shareholders for each share of Streamex previously held, rather than 2.05 as originally set out in the Purchase Agreement, in order to achieve a precise aggregate issuance of 109,070,056.6977 Exchangeable Shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Amendment and the information set forth under Item 1.01 of the Current Report on Form 8-K filed on May 27, 2025 is each incorporated herein by reference. On May 28, 2025, the Company consummated (the “Closing”) the transactions contemplated by the Share Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Company’s common stock pursuant to the Finder Agreements and under Item 2.01 regarding the issuance of common stock and Special Voting Preferred Stock pursuant to the Share Purchase Agreement, is incorporated herein by reference. These securities were issued in reliance on exemptions from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K related to the Special Voting Certificate of Designation is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference . In accordance with the transactions contemplated by the Share Purchase Agreement, on May 28, 2025, effective as of Closing, Anthony Amato, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors of the Company (the “Board”), resigned as Chief Executive Officer, President and Chairman of the Board, and Henry McPhie, co-founder and Chief Executive Officer of Streamex, was appointed the Company’s new Chief Executive Officer. In addition, Morgan Lekstrom, co-founder and Chairman of Streamex, was appointed as the Chairman of the Board . In addition, Frederick D. Hrkac resigned from the Board and Mr. McPhie and Mr. Lekstrom were appointed as new directors of the Board. The Board is now comprised of six directors, four designated by the Company, who are Mr. Amato, Chris Baer, Donald F. Browne, Steven E. Abelman and two designated by Streamex, who are Mr. McPhie and Mr. Lekstrom.

The biographies of Mr. McPhie and Mr. Lekstrom are set forth below.

Henry McPhie, Chief Executive Officer and Director

Mr. McPhie has served as Chief Executive Officer of Streamex since September, 2023, bringing a depth of experience at the intersection of blockchain technology and financial innovation. From 2021 to 2023, Mr. McPhie served as Founder and Chief Executive Officer of Lynx Web3 Solutions, a blockchain incubation and software development firm providing infrastructure and strategic guidance for early-stage decentralized projects. Lynx Web3 Solutions is an independent company. Prior to that, in 2020, he founded FatCats Capital, a Solana-based NFT platform that grew to become the third-largest NFT project globally at the time of its launch. Except for the affiliation between the Company and Streamex as described herein, there is no affiliation between the Company and the organizations at which Mr. McPhie was previously employed.

Mr. McPhie holds a degree in Mining Engineering from McGill University and began his career applying engineering principles to complex technological solutions. His entrepreneurial background and engineering foundation uniquely position him to lead the Company’s strategic expansion into decentralized technologies. His deep technical acumen, combined with demonstrated success in product innovation and community engagement, were key factors in the determination that he should serve as a director. Mr. McPhie’s experience aligns with the Company’s strategic focus on leveraging advanced technology to transform healthcare and other sectors.

Morgan Lekstrom, Chairman of the Board

Mr. Lekstrom has served as Chairman of Streamex’s Board of Directors since September 2023, following his role as Co-Founder and Chairman of Streamex, a blockchain infrastructure company that merged with the Company. Since March 2025, he has served as Chief Executive Officer of Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF), a Canadian-based mineral exploration and development company. During the formation and build up, Mr. Lekstrom served as President and CEO of NexGold Mining Corp., where he spearheaded the development of two near-term gold mining projects in Canada. NexGold Mining Corp including its predecessor BlackWolf Copper and gold from 2022-2024. Except for the affiliation between the Company and Streamex as described herein, there is no affiliation between the Company and the organizations at which Mr. Lekstrom was previously employed.

Mr. Lekstrom’s nearly 20-year career in the global commodities sector includes senior technical and leadership roles at Freeport McMoRan (Grasberg, Indonesia, 2010–2011), Rio Tinto (Oyu Tolgoi, Mongolia, 2012–2013), and Golden Star Resources (Ghana, 2015–2017), all independent entities unaffiliated with the Company. He also served as Engineering Manager at Sabina Gold & Silver Corp. from 2017 to 2018, leading execution of the Back River Marine Laydown Project in Northern Canada.

Mr. Lekstrom’s extensive experience in operational leadership, resource development, and engineering strategy, combined with his passion for integrating traditional industries with emerging digital technologies, underpin the Board’s conclusion that he is well-qualified to serve as Chairman. Mr. Lekstrom’s background supports the Company’s long-term strategy of bridging legacy systems with transformative technologies.

In connection with the Share Purchase Agreement, Mr. McPhie and Mr. Lekstrom, as shareholders of Streamex, received 21,014,450.5490 and 20,707,421.2490 Exchangeable Shares, respectively. The Exchangeable Shares issued to Mr. McPhie and Mr. Lekstrom were issued on the same terms and conditions as those issued to the other Streamex shareholders. There is no family relationship between Mr. McPhie, Mr. Lekstron and any director or executive officer of the Company.

Mr. Amato will continue to serve as a member of the Board. On May 28, 2025, the Company and Mr. Amato entered into (i) the First Amendment to the Executive Employment Agreement (the “First Amendment”) and (ii) a letter agreement (the “Right to Place”). Pursuant to the First Amendment, Mr. Amato is entitled to severance pay of $400,000, less applicable deductions, payable in equal installments over eight months and full acceleration of all outstanding equity awards, fully vested and exercisable, with an extended post-resignation exercise period for his stock options. Pursuant to the Right to Place, Mr. Amato has agreed not to sell his securities of the Company for a period of 12 months without first offering them to the Company. The Right to Place also provides the Company with a limited right to purchase such shares prior to any third-party sale. Mr. Amato’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices. The forms of First Amendment and Right to Place were previously filed as Exhibits 10.4 and 10.5, respectively, to our Current Report on Form 8-K filed on May 27, 2025, and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. As previously disclosed under Item 5.03 of the Current Report on Form 8-K filed by the Company on May 27, 2025, in connection with the transactions contemplated by the Share Purchase Agreement and the Exchange Rights Agreement, the Company has agreed to file the Special Voting Certificate of Designation with the Secretary of the State of the Delaware. On and effective May 28, 2025, the Company filed the Special Voting Certificate of Designation with the Secretary of State of the State of Delaware to establish the Special Voting Preferred Stock.

Item 8.01. Other Events.

On May 28, 2025, the Company issued a press release announcing the Closing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Finder Agreement
10.2	First Amendment to Share Purchase Agreement, dated May 27, 2025, by and among BioSig Technologies, Inc., Streamex Exchange Corporation, BST Sub ULC and 1540875 B.C. Ltd.
99.1	Press Release, dated May 28, 2025
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 30, 2025	By:	/s/ Henry McPhie
	Name:	Henry McPhie
	Title:	Chief Executive Officer